Exhibit 99.1

Grow Condos, Inc. Appoints Industry Veteran, Charles B. Mathews, CPA, as Corporate Chief Financial Officer

EAGLE POINT, OR--(Marketwired – March 6, 2017) - Grow Condos, Inc. (OTCQB: GRWC), a fully reporting publicly traded company specialized in cannabis industry related "Condo" style real estate and turn-key grow facilities, is pleased to announce the appointment of seasoned industry leading executive, Charles B. Mathews to the Grow Condos, Inc. (the "Company")'s management team.
Recognized as a notable proprietor and highly proficient financial professional with comprehensive experience in the full spectrum of organizational management, Mr. Mathews brings to the table extensive experience in process enhancement, financial and economic analysis and a keen discernment for successful business and organizational development strategies. His hands-on management style in the development and implementation of calculated strategies is expected to significantly enhance the Company's potential for growth and achievement.
"Having demonstrated a strong track record in organizational development, controlling costs, improving earnings and cash flow, Mr Mathews fortifies the Management team with wisdom, experience, and a diversified perspective. We are delighted to have Mr. Mathews on board as we prepare for expansion. His acquired insight and industry understanding has by far set him apart as the Company's finest selection. His highly qualified contribution is expected to empower the team as we streamline, expand, and forge ahead toward sales and profitability." stated Wayne Zallen, Chief Executive Officer.
Mr. Mathews brings over 30 years of executive financial management experience with both public and private companies. He has operated as a successful proprietor, Charles B. Mathews, CPA, an accounting and business consulting firm in Phoenix, AZ since 2000. Having set his sights on serving the cannabis sector as of late, he has been gaining invaluable insight into the industry. Having served as Chief Financial Officer for mCig, Inc. MCIG:OTCQB and Vitacig, Inc. in addition to his tenure as Executive Vice President and Chief Financial Officer of Quepasa Corporation NYSE:QPSA, a publicly traded leading Hispanic internet portal, qualified him as the Company's premium candidate. Mr. Mathews, a Certified Public Accountant, earned his B.A. in Business Administration from Alaska Pacific University and an M.B.A. from Arizona State University.
"The industry faces unprecedented opportunities and challenges, I am very pleased to be part of this group at this stage. The growth potential of the Company's business model has great potential, and I have high expectations of what can be accomplished at this stage in the market." stated Charles B. Mathews, Chief Financial Officer, Grow Condos Inc. Mr. Mathews' extensive experience in the public sector is inclusive of all SEC reporting requirements, XBRL, and mergers & acquisitions. Specialties include: Financial Reporting, Financial Statements & Analysis, Budgeting & Forecasting, Mergers & Acquisition.
On March 1, 2017, Joann Z. Cleckner resigned as Chief Financial Officer of Grow Condos, Inc., effective as of that date.  Ms. Cleckner will remain as the Secretary of the Company. Ms. Cleckner's resignation from the Company was amicable, and did not result from any disagreement with the Company on any matter related to the Company's operations, policies, or practices.
About: Grow Condos, Inc.: Grow Condos is a fully reporting publicly traded company listed under the symbol GRWC: Pink Sheets. It is a real estate purchaser, developer & manager of specific use industrial properties providing "condo" style turn-key grow facilities to support the cannabis industry. We own, lease, sell and manage multi-tenant properties. Like during the Gold Rush days in California, Grow Condos is focused on a pick-and-shovel approach to participating in the exploding marijuana industry. We finance the purchase and/or development of properties by offering to investor's private placement sponsorships, debt instruments, or limited partnerships. We believe there is a significant investor demand for such opportunities. Currently we own and manage a 15,000-square foot warehouse in Eagle Point, Oregon, own and developing a property in Eugene Oregon and are currently looking into other acquisitions in Oregon, Colorado, Washington, California and Nevada with like-minded investors who want to share in the growth of this dynamic new industry.
Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Grow Condos, Inc, its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Grow Condos, Inc. ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Grow Condos, Inc. filings with the OTC Markets, Securities and Exchange Commission and/or the company's website.

CONTACT:
Grow Condos, Inc.
Corporate: www.growcondos.com
Facebook: https://www.facebook.com/GrowCondosInc
Twitter: https://twitter.com/GrowCondosInc
Investor Relations: ir@growcondos.com